Exhibit 1.1
EXECUTION VERSION

Washington Gas Light Company
$725,000,000
Medium-Term Notes, Series L
DISTRIBUTION AGREEMENT
January 8, 2019
New York, New York

BB&T Capital Markets, a division of BB&T Securities, LLC 901 East Byrd Street, Suite 300 Richmond, Virginia 23219
And each agent that shall have become an Agent
as provided in Section 2(c) hereof

Dear Ladies and Gentlemen:
Washington Gas Light Company, a District of Columbia and Virginia corporation (the “Company”), confirms its agreement with each Agent (as defined below) with respect to the proposed issue and sale by the Company of up to $725,000,000 aggregate principal amount of its Medium-Term Notes, Series L (the “Notes”). The Company proposes to issue the Notes under its Indenture, as supplemented (the “Indenture”), dated as of September 1, 1991, with The Bank of New York Mellon, as trustee (the “Indenture Trustee”).
The Notes will be issued in minimum denominations of $1,000 and in denominations that are integral multiples thereof (unless otherwise specified by the Company), will be issued only in fully registered form and will have the annual interest rates, maturities and, if appropriate, other terms set forth in a supplement or supplements to the Prospectus referred to below. The Notes will be issued, and the terms thereof established, in accordance with the Indenture and, in the case of Notes sold pursuant to Section 2(a), the Administrative Procedures attached hereto as Exhibit A (the “Procedures”). The Procedures may only be amended by written agreement of the Company and the Agents after notice to, and with the approval of, the Indenture Trustee. For purposes of this Agreement, the terms “Agent” and “Agents” shall refer to BB&T Capital Markets, a division of BB&T Securities, LLC, together with any Additional Agents (as defined herein). For purposes of this Agreement, where the context so permits, use of Agent in the singular shall be deemed to include the plural and vice versa. Subject to the provisions of Section

2 hereof, the Company may authorize an Agent to act solely in the capacity as agent for the Company pursuant to Section 2(a) and not as principal or solely as principal (in such capacity, a “Purchaser”) pursuant to Section 2(b) and not as agent.
1.Representations and Warranties. The Company represents and warrants to, and agrees with, the Agents as of, unless otherwise specified herein, each Representation Date, as set forth below in this Section 1. Certain terms used in this Section 1 are defined in paragraph (a) hereof.
(a)    The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the “Act”), and has filed the Registration Statement with the Securities and Exchange Commission (the “Commission”), which has become effective, for the registration under the Act of up to $725,000,000 aggregate principal amount of Notes. The Registration Statement, as amended at the date of this Agreement, meets the requirements set forth in Rule 415(a)(1)(ix) or (x) under the Act and complies in all other material respects with said Rule.
(i)    “Applicable Time” means, with respect to each sale of Notes hereunder, the time of confirmation of sale of such Notes by the Company to or through the applicable Agent or Agents (whether acting as principal or as agent).
(ii)    “Closing Date” means, with respect to each sale of Notes hereunder, the date of delivery by the Company of such Notes.
(iii)    “Disclosure Package” means, collectively, as of each Applicable Time, (i) the Preliminary Prospectus most recently provided to the Agents for use in the applicable sale of the Notes prior to the Applicable Time, (ii) the Final Term Sheet and (iii) any other Permitted Free Writing Prospectus.
(iv)    “Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.
(v)    “Effective Date” means the later of (i) each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective or (ii) the time and date of the filing of the Company’s most recent Annual Report on Form 10-K.
(vi)    “Final Term Sheet” means, with respect to each sale of Notes hereunder, the final term sheet relating to such Notes and prepared and filed by the Company pursuant to Rule 433 and used prior to the Applicable Time.
(vii)    “Permitted Free Writing Prospectus” has the meaning set forth in Section 3(b) hereof.
(viii)    “Preliminary Prospectus” means, with respect to each sale of Notes hereunder, any preliminary prospectus supplement or preliminary pricing supplement relating to such Notes providing for the specification of the interest rates, maturity dates, issuance prices, redemption terms and prices, and if, appropriate, other terms of such Notes (together with the base prospectus contained in the Registration Statement at the Effective Date) and filed by the Company pursuant to Rule 424 and used prior to the Applicable Time.
(ix)    “Prospectus” means, with respect to each sale of Notes hereunder, the final prospectus supplement or final pricing supplement relating to such Notes (together with the base prospectus contained in the Registration Statement at the Effective Date) which is required to be filed by the Company pursuant to Rule 424.
(x)     “Registration Statement” means, as of any particular time, the Company’s shelf registration statement on Form S-3 (File No. 333-224669), including (a) any amendments thereto at such time (whether by post-effective amendment or incorporated report filed pursuant to Section 13 or 15(d) of the Act, (b) the exhibits and schedules thereto at such time and (c) the base prospectus contained therein at the Effective Date and any prospectus supplement or pricing supplement filed with the Commission pursuant to Rule 424(b) that, in accordance with Rule 430B, is deemed to be a part thereof.
(xi)    “Representation Date” means (i) the Execution Time, (ii) each Effective Date and each deemed effective date pursuant to Rule 430B of the Act, (iii) when any supplement to the Prospectus is filed with the Commission, (iv) each Applicable Time, (v) each Closing Date (whether to one or more Agents as principal or through one or more Agents as agents), and (vi) upon the filing with the Commission of any document incorporated by reference into the Registration Statement or the Prospectus or the Disclosure Package (other than any Current Report on Form 8-K pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (x) relating exclusively to the issuance of debt securities under the Registration Statement other than the Securities or (y) solely to add exhibits to documents previously filed).
Any reference herein to the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement, the issue date of the Preliminary Prospectus, the issue date of the Prospectus or any then applicable Permitted Free Writing Prospectus, as the case may be; any reference herein to the terms “amend”, “amended”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement, the issue date of the Preliminary Prospectus or the issue date of the Prospectus, as the case may be, deemed to be incorporated therein by reference; and any reference herein to “Rule 415”, “Rule 424” and “Rule 433” shall be deemed to refer to such rules under the Act.
(b)    (1) At each of the following times: (i) as of the Execution Time and (ii) on the Effective Date and each deemed effective date pursuant to Rule 430B of the Act, (A) the

Registration Statement, as amended as of any such time, and the Indenture, as amended or supplemented as of any such time, complied or will comply in all material respects with any applicable requirements of the Act, the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the Exchange Act, and the respective rules and regulations thereunder; and (B) the Registration Statement, as amended as of any such time, did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and
(2)    each of the Prospectus and any Permitted Free Writing Prospectus (or any supplement thereto), did not, as of its date, and does not and will not, as of each Representation Date, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties under this paragraph (b) as to (A) that part of the Registration Statement which shall constitute the Statement of Eligibility (Form T-1) under the Trust Indenture Act of the Indenture Trustee or (B) the information contained in or omitted from the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by any Agent specifically for use in connection with the preparation of the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus (or any supplement thereto).
(c)    The documents incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus, when they were or will be filed with the Commission, conformed or when so filed will conform in all material respects to the requirements of the Act or the Exchange Act and the rules and regulations of the Commission thereunder; and none of such documents include or will include any untrue statement of a material fact or omit or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(d)    As of the relevant Applicable Time, the applicable Disclosure Package did not, and as of the applicable Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representations or warranties as to the information contained in or omitted from the Disclosure Package in reliance upon and in conformity with information furnished in writing to the Company by any Agent specifically for use in connection with the preparation of the Disclosure Package.
(e)    Since the Effective Date of the Registration Statement and prior to the applicable Closing Date, the Company has been in compliance with Section 3(b) hereof. Each Permitted Free Writing Prospectus complies or will comply in all material respects with the Act, has been or will be filed in accordance with the Act (to the extent required thereby) and, any such Permitted Free Writing Prospectus, when taken together with the information contained in the Registration Statement, any Preliminary Prospectus and the Prospectus, did not or will not, when issued or filed pursuant to Rule 433, and does not and will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Permitted Free Writing Prospectus in reliance upon and in conformity with information relating to any Agent furnished to the Company in writing by such Agent expressly for use in such Permitted Free Writing Prospectus.
(f)    The Company has not sustained since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement, the Disclosure Package and the Prospectus; and, since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, there has not been any change in the capital stock (other than the effect of stock-based compensation) or long-term debt (other than any redemptions or purchases of First Mortgage Bonds or Medium Term Notes or other debt securities, normal amortization of debt premium and discount, repayments of bank or finance company borrowings and repurchases of commercial paper) of the Company or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholder’s equity or results of operations of the Company, otherwise than as set forth or contemplated in the Registration Statement, the Disclosure Package and the Prospectus.
(g)    The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the District of Columbia and Virginia, with power and authority (corporate and other) to own its properties and conduct its business as described in the Disclosure Package and the Prospectus and is duly qualified to do business in each jurisdiction in which it owns or leases real property or in which the conduct of its business requires such qualification except where the failure to be so qualified, considering all such cases in the aggregate, does not involve a material risk to the business, properties, financial position or results of operations of the Company.
(h)    The creation, issuance and sale of the Notes have been duly and validly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture, the Notes will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture; the Indenture and this Agreement have each been duly authorized, executed and delivered by the Company and each constitutes a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles and to any principles of public or Commission policy limiting the right to indemnification provided for in this Agreement; the Indenture has been qualified under the Trust Indenture Act; any Terms Agreement (as defined below) will, when authorized, executed and delivered in accordance herewith, constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles and to any principles of public or Commission policy limiting the right to indemnification provided for therein; and the Notes and the Indenture conform to the descriptions thereof in the Disclosure Package and the Prospectus.
(i)    The issue and sale of the Notes and the compliance by the Company with all of the provisions of the Notes, the Indenture, this Agreement and any Terms Agreement, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, nor will such action result in any violation of the provisions of the Company’s charter, as amended, or the bylaws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its property or assets; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Notes or the consummation by the Company of the other transactions contemplated by this Agreement or any Terms Agreement or the Indenture, except such as have been prior to the Execution Time, obtained under the Act and the Trust Indenture Act, and except for filings with and the orders from the Public Service Commission of the District of Columbia, the Public Service Commission of Maryland and the State Corporation Commission of Virginia and such other applicable filings and orders required by any other governmental entity having jurisdiction over the Company authorizing the issuance and sale by the Company of the Notes, all of which orders have been obtained and are in full force and effect.
(j)    Other than as set forth or contemplated in the Registration Statement, the Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company is a party or of which any property of the Company is the subject which, if determined adversely to the Company, would individually or in the aggregate have a material adverse effect on the financial position, stockholder’s equity or results of operations of the Company; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.
(k)    There are no contracts or documents of the Company that are required to be described in the Registration Statement, Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement by the Act or by the rules and regulations thereunder that have not been so described or filed.
(l)    The issue and sale of the Notes are solely for the purpose of financing the business of the Company as described under “Use of Proceeds” in the Registration Statement, Disclosure Package and the Prospectus and the proceeds thereof will not be used for any other purpose.
(m)    As of the date of any Terms Agreement, the Notes to be issued pursuant to the Medium Term Note program shall be rated at least A2 by Moody’s Investors Service, Inc.,

BBB+ by S&P Global Ratings, and A by Fitch Ratings. The Company has no other credit ratings on its Medium Term Notes from a “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act.
(n)    The Company is not in violation of its charter or bylaws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company is a party or by which it may be bound, or to which any of the property or assets of the Company is subject, which violation or default would materially adversely affect the business or financial condition of the Company; and the execution, delivery and performance of this Agreement and any Terms Agreement and the consummation of the transactions contemplated herein and therein will not conflict with, or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company is a party or by which it may be bound, or to which any of the property or assets of the Company is subject, nor will such action result in any violation of the provisions of the charter or bylaws of the Company or, to the best knowledge of the Company, any law, administrative regulation or administrative or court decree, and no consent, approval, authorization, order or decree of any court or governmental agency or body of the United States (other than those referenced in Section 1(i) hereof) is required for the consummation by the Company of the transactions contemplated by this Agreement, any Terms Agreement or the Indenture, except such as may be required under the Act or the Trust Indenture Act or the regulations promulgated under either thereof or as may be required by state securities or Blue Sky laws.
(o)    The financial statements and any supporting schedules of the Company included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus present fairly the consolidated financial position of the Company as of the dates indicated and the consolidated results of its operations for the periods specified; and, except as stated therein, said financial statements have been prepared in conformity with generally accepted accounting principles in the Unites States applied on a consistent basis; and any supporting schedules included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus present fairly the information required to be stated therein.
2.    Appointment of Agents; Solicitation by the Agents of Offers to Purchase; Sales of Notes to a Purchaser. (%2) Subject to the terms and conditions set forth herein, the Company hereby authorizes each Agent to act as its agent to solicit offers for the purchase of all or part of the Notes from the Company. On the basis of the representations and warranties, and subject to the terms and conditions set forth herein, each Agent agrees, as agent of the Company, to use its reasonable best efforts to solicit offers to purchase the Notes from the Company upon the terms and conditions set forth in the Disclosure Package, the Prospectus and the Procedures. The appointment of the Agents hereunder is not exclusive and the Company may from time to time offer Notes for sale otherwise than to or through an Agent; provided, however, that so long as this Agreement is in effect, the Company will not appoint any other agent for the purpose of soliciting purchases of the Notes on a continuous basis other than in accordance with Section 2(c) hereof. It is understood, however, that if, from time to time, the Company is approached by a prospective agent offering to solicit a specific purchase of Notes, the Company may engage such agent with respect to such specific purchase, provided that (i) such agent is engaged on terms substantially similar (including the same commission schedule) to the applicable terms of this Agreement and (ii) the Agents are given prompt notice of such purchase promptly after it is agreed to. Each Agent is acting in connection with the Notes individually and not collectively or jointly.
The Company reserves the right, in its sole discretion, to reject any offer to purchase Notes, in whole or in part. In addition, the Company reserves the right, in its sole discretion, to instruct the Agents to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase the Notes. Upon receipt of instructions from the Company, the Agents will as promptly as practicable suspend solicitations of offers to purchase Notes from the Company until such time as the Company has advised them that such solicitation may be resumed.
The Company agrees to pay each Agent a commission on the Closing Date with respect to each sale of Notes by the Company as a result of a solicitation made by such Agent, in an amount equal to that percentage specified in Schedule I hereto of the aggregate principal amount of the Notes sold by the Company. Such commission shall be payable as specified in the Procedures.
Subject to the provisions of this Section 2 and to the Procedures, offers for the purchase of Notes may be solicited by an Agent as agent for the Company at such times and in such amounts as such Agent deems advisable.
(a)    Subject to the terms and conditions stated herein, whenever the Company and any the Agents determines that the Company shall sell Notes directly to any of the Agents as principal, each such sale of Notes shall be made in accordance with the terms of this Agreement and a supplemental agreement relating to such sale. Each such supplemental agreement (which may be either an oral or written agreement) is herein referred to as a “Terms Agreement”. Each Terms Agreement shall describe the Notes to be purchased by the Purchaser pursuant thereto and shall specify the aggregate principal amount of such Notes, the price to be paid to the Company for such Notes, the maturity date of such Notes, the rate at which interest will be paid on such Notes, the dates on which interest will be paid on such Notes and the record date with respect to each such payment of interest, the Closing Date for the purchase of such Notes, the place of delivery of the Notes and payment therefor, the method of payment and any requirements for the delivery of opinions of counsel, certificates from the Company or its officers or letters from the Company’s independent registered public accounting firms as described in Section 6(b) hereof. Any such Terms Agreement may also specify the period of time referred to in Section 4(m) hereof. Any written Terms Agreement shall be in the form attached hereto as Exhibit B. The Purchaser’s commitment to purchase Notes shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth.

Delivery of the certificates for Notes sold to the Purchaser pursuant to a Terms Agreement shall be made not later than the Closing Date agreed to in such Terms Agreement, against payment of funds to the Company in the net amount due to the Company for such Notes by the method and in the form set forth in the Procedures unless otherwise agreed to between the Company and the Purchaser in such Terms Agreement.
Unless otherwise agreed to between the Company and the Purchaser in a Terms Agreement, any Note sold to a Purchaser (i) shall be purchased by such Purchaser at a price equal to 100% of the principal amount thereof less a percentage equal to the commission applicable to an agency sale of a Note of identical maturity and (ii) may be resold by such Purchaser at varying prices from time to time or, if set forth in the applicable Terms Agreement and Pricing Supplement, at a fixed public offering price. In connection with any resale of Notes purchased, a Purchaser may use a selling or dealer group and may reallow to any broker or dealer any portion of the discount or commission payable pursuant hereto.
If two or more Agents enter into such an agreement to purchase Notes from the Company as principal and one or more of such Agents shall fail at the Closing Date to purchase the Notes which it or they are obligated to purchase (the “Defaulted Notes”), then the nondefaulting Agent(s) shall have the right, within 24 hours thereafter, to make arrangements for one of them or one or more other Agents or underwriters to purchase all, but not less than all, of the Defaulted Notes in such amounts as may be agreed upon and upon the terms herein set forth; provided, however, that if such arrangements shall not have been completed within such 24-hour period, then:
(i)    If the aggregate principal amount of Defaulted Notes does not exceed 10% of the aggregate principal amount of Notes to be so purchased by all of such Agents on the Closing Date, the nondefaulting Agent(s) shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective initial underwriting obligations bear to the underwriting obligations of all nondefaulting Agents; or
(ii)    If the aggregate principal amount of Defaulted Notes exceeds 10% of the aggregate principal amount of Notes to be so purchased by all of such Agents on the Closing Date, such agreement shall terminate without liability on the part of any nondefaulting Agent.
No action taken pursuant to this paragraph shall relieve any defaulting Agent from liability in respect of its default. In the event of any such default which does not result in a termination of such agreement, either the nondefaulting Agent(s) or the Company shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the Disclosure Package or the Prospectus or in any other documents or arrangements.
(b)    The Company may from time to time appoint one or more additional entities experienced in the distribution of securities similar to the Notes (each such additional institution herein referred to as an “Additional Agent”) as agent(s) hereunder pursuant to an agent accession letter (an “Agent Accession Letter”), substantially in the form attached hereto as Exhibit C, whereupon such Additional Agent shall, subject to the terms and conditions of this Agreement and the Agent Accession Letter, become a party to this Agreement as an Agent, vested with all of the authority, rights and powers and subject to all the duties and obligations of an Agent as if originally named as an Agent hereunder.
3.    Offering and Sale of Notes.
(a)    Each Agent and the Company agree to perform the respective duties and obligations specifically provided to be performed by them in the Procedures.
(b)    The Company agrees that, unless it has obtained or will obtain the prior written consent of the Agents, and each Agent, severally and not jointly, agrees with the Company that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Notes that would constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433, other than the information contained in the Final Term Sheet prepared and filed pursuant to Section 5(a) hereof. Any such free writing prospectus consented to by the Agents or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an issuer free writing prospectus (as defined in Rule 433) and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.
4.    Agreements. The Company agrees with the Agents that:
(a)    Prior to the termination of the offering of the Notes, the Company will not issue any Permitted Free Writing Prospectus (other than a Final Term Sheet to be prepared and filed in accordance with Section 5(a) hereof) or file any amendment to the Registration Statement or supplement to the Disclosure Package or the Prospectus (except for (i) periodic or current reports filed under the Exchange Act or (ii) a supplement relating to an offering of debt securities other than the Notes) unless the Company has furnished the Agents a copy for their review prior to filing and given the Agents a reasonable opportunity to comment on any such proposed amendment or supplement. Subject to the foregoing sentence, the Company will cause any Preliminary Prospectus and the Prospectus to be filed with the Commission pursuant to the applicable paragraph of Rule 424 within the time period prescribed. Except for periodic or current reports filed under the Exchange Act and pricing or other supplements relating to offerings of debt securities other than the Notes, the Company will promptly advise the Agents (i) when the Prospectus or any Permitted Free Writing Prospectus, and any supplement thereto, shall have been filed with the Commission pursuant to Rule 424, (ii) when, prior to the termination of the offering of the Notes, any amendment of the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission for any amendment of the Registration Statement or supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the

Registration Statement or of any notice objecting to its use or of the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the initiation or threatening of any proceeding relating to the Notes in any jurisdiction. The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statements and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection.
(b)    Except as otherwise provided in paragraph (n) of this Section 4, if, at any time when a prospectus relating to the Notes is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which any Preliminary Prospectus or the Prospectus or any then applicable Permitted Free Writing Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement, any Preliminary Prospectus or the Prospectus or any then applicable Permitted Free Writing Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will (i) notify the Agents to suspend solicitation of offers to purchase Notes (and, if so notified by the Company, the Agents shall as promptly as practicable suspend such solicitation and cease using any Preliminary Prospectus or the Prospectus as then supplemented), (ii) prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 4, an amendment or supplement which will correct such statement or omission or effect such compliance, (iii) use its reasonable best efforts to have any amendment to the Registration Statement declared effective as soon as practicable in order to avoid any disruption in use of any Preliminary Prospectus or the Prospectus and (iv) supply any supplemented Preliminary Prospectus or the Prospectus or any then applicable Permitted Free Writing Prospectus to the Agents in such quantities as they may reasonably request; provided, however, that should any such event relate solely to activities of any Agent, then such Agent shall assume the expense of preparing and furnishing any such amendment or supplement. If such amendment or supplement, and any documents, certificates and opinions furnished to the Agents pursuant to paragraph (g) of this Section 4 in connection with the preparation of filing of such amendment or supplement are satisfactory in all respects to the Agents, the Agents will, upon the filing of such amendment or supplement with the Commission and upon the effectiveness of an amendment to any Registration Statement, if such an amendment is required, resume their obligation to solicit offers to purchase Notes hereunder.
(c)    During the term of this Agreement, the Company will timely file all documents required to be filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and will inform the Agents if the Company does not meet its filing deadlines. The Company will notify the Agents of any downgrading in the rating of the Notes or any other debt securities of the Company, or any public announcement of placement of the Notes or any other debt securities of the Company on what is commonly termed a “watch list” for possible downgrading, or any notice of a possible change in any such rating that does not indicate the direction of the possible change, in each case by any “nationally recognized statistical rating organization” (as such term is defined in Section 3(a)(62) of the Exchange Act), promptly after the Company learns of any such downgrading or public announcement.
(d)    As soon as practicable, but in any event no later than 90 days after the close of the period covered thereby, the Company will make generally available to its security holders and to each Agent an earnings statement or statements of the Company which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.
(e)    The Company will furnish to the Agents and their counsel, without charge (except as otherwise provided herein), copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of any Preliminary Prospectus, the Prospectus, each Permitted Free Writing Prospectus, and any supplement thereto as the Agents may reasonably request.
(f)    [Reserved]
(g)    During the term of this Agreement, the Company shall make available at www.wglholdings.com or www.washingtongas.com, as applicable (i) all annual, quarterly and other reports furnished to stockholders of the Company and (ii) all annual, quarterly and current reports of the Company filed with the Commission under the Exchange Act. The Company shall furnish to the Agents other information that the Agents may reasonably request from time to time concerning the Company.
(h)    The Company shall, whether or not any sale of the Notes is consummated, (i) pay all expenses incident to the performance of its obligations under this Agreement, including the fees and disbursements of its accountants and counsel, the cost of printing or other production and delivery of the Registration Statement, any Preliminary Prospectus, the Prospectus, all amendments thereof and supplements thereto, the Indenture, this Agreement and all other documents relating to the offering, the cost of preparing, printing, packaging and delivering the Notes, the fees and disbursements of the Indenture Trustee and the fees of any ratings agency that rates the Notes, (ii) reimburse each Agent on a monthly basis for all reasonable out-of-pocket expenses (including, but not limited to, advertising expenses), in the aggregate not to exceed two thousand five hundred dollars per Agent, incurred in connection with this Agreement and (iii) pay the reasonable fees and expenses of Agents’ counsel incurred in connection with this Agreement.
(i)    Each acceptance by the Company of an offer to purchase Notes will be deemed to be a reconfirmation to each Agent of the representations and warranties of the Company in Section 1 hereof (except that such representations and warranties shall be deemed to relate solely to the Registration Statement as then amended and to the Disclosure Package, the Prospectus or any Permitted Free Writing Prospectus, as then amended and supplemented to relate to such Notes).
(j)    Except as otherwise provided in paragraph (n) of this Section 4, each time that the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted

Free Writing Prospectus is amended or supplemented (other than by an amendment or supplement relating to any offering of debt securities other than the Notes) the Company will deliver or cause to be delivered promptly to the Agents a certificate of the Company, signed by any of the Chairman of the Board, the President, the Chief Executive Officer, any Executive Vice President, Senior Vice President or Vice President having responsibilities for financial matters, the Chief Accounting Officer or the Treasurer of the Company, dated the date of the effectiveness of such amendment or the date of the filing of such supplement, in form reasonably satisfactory to the Agents, of the same tenor as the certificate referred to in Section 5(d) hereof but modified to relate to the last day of the fiscal quarter for which financial statements of the Company were last filed with the Commission and to the Registration Statement, the Disclosure Package and the Prospectus as amended and supplemented to the time of the effectiveness of such amendment or the filing of such supplement.
(k)    Except as otherwise provided in paragraph (n) of this Section 4, each time that the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus is amended or supplemented (other than by (i) an amendment or supplement relating to any offering of debt securities other than the Notes or (ii) a Pricing Supplement), the Company shall furnish or cause to be furnished promptly to the Agents (A) a written opinion of Karen M. Hardwick, Esq., counsel for the Company, satisfactory to the Agents, dated the date of the effectiveness of such amendment or the date of the filing of such supplement, in form satisfactory to the Agents, of the same tenor as the opinion referred to in Section 5(b)(1) hereof and (B) a written opinion of Morrison & Forester LLP, special counsel for the Company, satisfactory to the Agents, dated the date of the effectiveness of such amendment or the date of the filing of such supplement, in form satisfactory to the Agents, of the same tenor as the opinion referred to in Section 5(b)(2) hereof, but each such opinion letter modified to relate to such Registration Statement, any Preliminary Prospectus and the Prospectus as amended and supplemented to the time of the effectiveness of such amendment or the filing of such supplement or, in lieu of such opinion letters, such counsels may furnish the Agents with letters to the effect that the Agents may rely on such counsels’ last opinion letters to the same extent as though they were dated the date of such letters authorizing reliance (except that statements in such last opinion will be deemed to relate to such Registration Statement, any Preliminary Prospectus, the Prospectus and any Permitted Free Writing Prospectus as amended and supplemented to the time of the effectiveness of such amendment or the filing of such supplement).
(l)    Except as otherwise provided in paragraph (n) of this Section 4, each time that the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus is amended or supplemented (other than by (i) an amendment or supplement relating to any offering of debt securities other than the Notes or (ii) a Pricing Supplement) to set forth amended or supplemental financial information, the Company shall cause Deloitte & Touche LLP, as the Company’s independent auditors that audited the Company’s financial statements for the fiscal year ended September 30, 2018 (“D&T”) and/or Ernst & Young LLP, as the Company’s independent auditors since October 12, 2018 (“E&Y”), as applicable, promptly to furnish the Agents a letter or letters, as applicable, dated the date of the effectiveness of such amendment or the date of the filing of such supplement, in form satisfactory to the Agents, (A) relating to the verification of certain of the financial information and accounting data relating to the Company, as applicable, contained in the Registration Statement and the Prospectus or incorporated by reference therein, which comfort letters shall be based on a review having a cut-off date not more than three business days prior to the date of such letter, (B) stating that such auditors were, at the time of its report, in the case of D&T, and are, in the case of E&Y, independent public accountants within the meaning of the Act and the rules and regulations thereunder, and that in their opinion the portion of the audited financial statements of the Company incorporated by reference in the Registration Statement and the Prospectus and audited by such auditors comply as to form in all material respects with the applicable accounting requirements of the Act and the related regulations adopted by the Commission, of the same tenor as the letter or letters referred to in Section 5(e) hereof in the case of D&T, with such changes (with respect to each of the letters of D&T and E&Y) as may be necessary to reflect the amended and supplemental financial information included or incorporated by reference in such Registration Statement, any Preliminary Prospectus, the Prospectus and any Permitted Free Writing Prospectus, as amended or supplemented to the date of such letters.
(m)    During the period, if any, specified in any Terms Agreement, the Company shall not, without the prior consent of the Purchaser thereunder, issue or announce the proposed issuance of any of its debt securities, including the Notes, with maturities or other terms substantially similar to the Notes being purchased pursuant to such Terms Agreement.
(n)    The Company shall not be required to comply with the provisions of paragraphs (b), (j), (k) and (l) of this Section 4 during any period (which may occur from time to time during the term of this Agreement) for which the Company has instructed the Agents to suspend the solicitation of offers to purchase Notes; provided that, during any such period, any Purchaser does not then hold any Notes purchased pursuant to a Terms Agreement. The Company shall be required to comply with the provisions of paragraphs (b), (j), (k) and (l) of this Section 4 prior to instructing the Agents to resume the solicitation of offers to purchase Notes or prior to entering into a Terms Agreement.
5.    Conditions to the Obligations of the Agents. The obligations of each Agent to solicit offers to purchase the Notes shall be subject to (i) the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, on the Effective Date, at the Applicable Time and when any supplement to the Prospectus is filed with the Commission, (ii) the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, (iii) the performance by the Company of its obligations hereunder and (iv) the following additional conditions:
(a)    If filing of any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus, or any supplement, is required pursuant to Rule 424 or Rule 433, as the case may be, such Preliminary Prospectus, the Prospectus and any Permitted Free Writing Prospectus and any such supplement, shall have been filed in the manner and within the time period required by Rule 424 or Rule 433, as applicable; and no stop order suspending the effectiveness of the Registration Statement nor any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.
(b)    (1)    The Company shall have furnished to each Agent the opinion of Karen M. Hardwick, Esq., counsel for the Company (or her successor), dated the Execution Time, to the effect that:
(i)    The Company is a corporation, validly existing and in good standing under the laws of the jurisdiction(s) of its incorporation, with the requisite corporate power and authority to own its properties and conduct its business as described in the Prospectus as amended or supplemented, and is duly qualified to transact business as a foreign company in each jurisdiction listed on a schedule to be attached to the opinion.
(ii)    Except as set forth in or contemplated by the Disclosure Package and the Prospectus, to such counsel’s knowledge, there is no action, suit or proceeding, at law or equity, or before or by any governmental authority or arbitrator, pending or threatened in writing against the Company that, if determined adversely to the Company, would individually or in the aggregate have a material adverse effect on the financial position, stockholder’s equity or results of operations of the Company.
(iii)    This Agreement has been duly authorized, executed and delivered by the Company.
(iv)    The issuance and sale of the Notes have been duly authorized by the Company and, assuming due authentication by the trustee, when executed and issued within the limitations set forth in the Regulatory Orders referred to in paragraph (vii) below and paid for in accordance with this Agreement and the Indenture, the Notes will constitute the legal, valid and binding obligations of the Company entitled to the benefits of the Indenture subject as to enforcement, to (i) bankruptcy, insolvency, reorganization arrangement, moratorium and other similar laws relating to or affecting creditors’ rights and remedies generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences or equitable subordination, (ii) general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) including the possible unavailability of specific performance or injunctive relief and the exercise of discretionary powers by any court before which specific performance or injunctive relief or other equitable remedies may be sought, and (iii) an implied covenant of good faith, reasonableness and fair dealing and standards of immateriality, and commercial reasonableness. Insofar as the statements in the Registration Statement, the Disclosure Package and the Prospectus purport to describe specific provisions of the Notes or the Indenture, such statements present in all material respects an accurate summary of such provisions.
(v)    The Indenture has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject as to enforcement, to (i) bankruptcy, insolvency, reorganization arrangement, moratorium and other similar laws relating to or affecting creditors’ rights and remedies generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences or equitable subordination, (ii) general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) including the possible unavailability of specific performance or injunctive relief and the exercise of discretionary powers by any court before which specific performance or injunctive relief or other equitable remedies may be sought, and (iii) an implied covenant of good faith, reasonableness and fair dealing and standards of immateriality, and commercial reasonableness; and the Indenture has been qualified under the Trust Indenture Act.
(vi)    The execution and delivery of this Agreement and the performance by the Company of its obligations under this Agreement, the Indenture and the Notes on the date hereof do not (i) violate the Company’s Charter, as amended, or Bylaws or (ii) result in a material breach of the terms, conditions or provisions of, or constitute a default under, any Material Contract (those currently listed as Exhibit 10 in Exchange Act reports under the headings “Gas Transportation and Storage Contracts” and “Debt and Credit Agreements”).
(vii)    No consent, approval, or authorization of, or declaration or filing with, any District of Columbia, Commonwealth of Virginia, State of Maryland or United States Governmental Authority is required to be obtained or made by the Company on or prior to the date hereof in connection with the execution and delivery of this Agreement or performance by the Company of its obligations under this Agreement, the Indenture or Notes, except such as have been obtained under the Act and the Trust Indenture Act, and except for orders from the Public Service Commission of the District of Columbia, the Public Service Commission of Maryland and the State Corporation Commission of Virginia (Regulatory Orders), all of which orders are in full force and effect.
(viii)    Nothing came to the attention of counsel that leads such counsel to believe that the Registration Statement (except as to the financial statements, schedules and other financial or accounting data or information included or incorporated by reference therein or excluded therefrom, and except as to the Statement of Eligibility and Qualification of the Trustee on Form T-1, as to each of which such counsel need express no opinion), as of its Effective Date, did not comply as to form in all material respects with the applicable requirements of the Act, the Exchange Act and the applicable instructions, rules and regulations of the Commission thereunder; (in reliance on the effectiveness order and/or advice of staff) the Registration Statement has become effective under the Act, and, to the knowledge of such counsel, no proceedings for a stop order with respect thereto nor any notices objecting to its use have been instituted or are pending or threatened under Section 8 of the Act; and nothing has come to the attention of such counsel that leads such counsel to believe that (i) the Registration Statement, as of its most recent Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Disclosure Package, as of the Applicable Time, or the Prospectus, as of its date and as of the date of such opinion, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except as to the financial statements, schedules and other financial or accounting data or information included or incorporated by reference in, or excluded from, the Registration Statement, the Disclosure Package or the Prospectus, and except as to that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification of the Trustee on Form T-1, as to each of which such counsel need express no opinion). The matters set forth in this paragraph (viii) may, at the Company’s sole discretion, be set forth in a separate letter from Karen M. Hardwick, Esq. (or her successor) that does not constitute a legal opinion.
(ix)    The Company’s gas distribution activities are exempt from the Natural Gas Act.
(x)    The issuance and sale of the Notes in accordance with this Agreement conform with the terms of the Regulatory Orders set forth in paragraph (vii). The matters set forth in this paragraph (x) shall only be required in an opinion delivered on the date of the issuance of Notes pursuant to this Agreement.
(2)    Each Agent shall have received from Morrison & Forester LLP, special counsel for the Company:
(i)    an opinion, dated the Execution Time, to the effect that the statements in the discussion set forth in the Disclosure Package and the Prospectus under the caption “Material United States Federal Income Tax Consequences,” insofar as such statements constitute summaries of the legal matters referred therein, fairly present the information called for with respect to such legal matters in all material respects, and fairly summarize the matters referred to therein in all material respects; and
(ii)    a negative assurance letter, dated the Execution Time, in form and substance reasonably satisfactory to the Agents, with respect to the Registration Statement, the Disclosure Package and the Prospectus (together with any supplement thereto), and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.
(c)    Each Agent shall have received from Hunton Andrews Kurth LLP, counsel for the Agents, an opinion, dated the Execution Time, with respect to the issuance and sale of the Notes, the Indenture, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto), and other related matters as the Agents may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.
(d)    The Company shall have furnished to each Agent a certificate of the Company, signed by any of the Chairman of the Board, the President, the Chief Executive Officer, any Executive Vice President, Senior Vice President or Vice President having responsibilities for financial matters, the Chief Accounting Officer or the Treasurer of the

Company, dated the Execution Time, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Disclosure Package and the Prospectus and any supplement thereto and this Agreement and that:
(i)    The representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the date of such certificate with the same effect as if made at the Execution Time and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied as a condition to the obligation of the Agents to solicit offers to purchase the Notes.
(ii)    No stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened.
(iii)    (1) Since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, there has not been any material loss or interference with the Company’s business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement, the Disclosure Package and the Prospectus and (2) since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, there has not been any change in the capital stock (other than the effect of stock-based compensation) or long-term debt (other than any redemptions or purchases of First Mortgage Bonds or Medium Term Notes or other debt securities, normal amortization of debt premium and discount, repayments of bank or finance company borrowings and repurchases of commercial paper) of the Company or any material change, or any development involving a prospective material change, in or affecting the general affairs, management, financial position, stockholder’s equity, results of operations or properties of the Company, otherwise than as set forth or contemplated in the Registration Statement, the Disclosure Package and the Prospectus.
(e)    At the Execution Time, D&T shall have furnished to the Agent a letter, in form and substance satisfactory to the Agent, addressed to the Agent and dated as of the Execution Time (1) confirming that they have audited the financial statements of the Company for the year ended September 30, 2018, and have not audited any financial statements of the Company for any period subsequent to September 30, 2018, and that they were an independent registered public accounting firm with respect to the Company as required by the Act and by the rules and regulations of the Public Company Accounting Oversight Board, and (2) stating, as of the Execution Time (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three business days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(f)    [Reserved]
(g)    At the Execution Time, prior to delivering the letter described in Section 5(e) hereof in the case of D&T, and on a Representation Date (other than the Execution Time), prior to delivering the letter described in Section 4(l) hereof in the case of E&Y, D&T and E&Y, as applicable, shall have received from Hunton Andrews Kurth LLP, counsel for the Agents, an opinion stating in effect that it is acting as counsel to Agents under this Agreement, that it is delivering the opinion in connection with the delivery of comfort letters by D&T and E&Y pursuant to this Agreement, and it is of the opinion that in the event an action were to be brought against an Agent under Section 11 of the Act with respect to sales made pursuant to this Agreement, the Agent would have available to it, among other things, a due diligence defense under Section 11 of the Act (i.e., that after a reasonable investigation, the Agent had reasonable grounds to believe, and did believe, that the disclosure standard of Section 11 of the Act has been satisfied).
(h)    Prior to the Execution Time, the Company shall have furnished to each Agent such further information, documents, certificates and opinions of counsel as the Agents may reasonably request.
If any of the conditions specified in this Section 5 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to such Agents and counsel for the Agents, this Agreement and all obligations of any Agent hereunder may be canceled at any time by the Agents. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.
The documents required to be delivered by this Section 5 at the Execution Time shall be delivered at the office of Hunton Andrews Kurth LLP, 200 Park Avenue, 52nd Floor, New York, New York 10166.
6.    Conditions to the Obligations of the Purchaser. The obligations of the Purchaser to purchase any Notes will be subject to the accuracy of the representations and warranties on the part of the Company herein as of any Applicable Time and as of the Closing Date for such Notes, to the performance and observance by the Company of all covenants and agreements herein contained on its part to be performed and observed and to the following additional conditions precedent:
(a)    No stop order suspending the effectiveness of the Registration Statement nor any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.
(b)    If specified by any related Terms Agreement and except to the extent modified by such Terms Agreement, the Purchaser shall have received, appropriately updated, (i) a certificate of the Company, dated as of the Closing Date, to the effect set forth in Section 5(d) hereof, (ii) the opinion of Karen M. Hardwick, Esq., counsel for the Company, dated as of the

Closing Date, substantially to the effect set forth in Section 5(b)(1) hereof, (iii) the opinion of Morrison & Forester LLP, special counsel for the Company, dated as of the Closing Date, substantially to the effect set forth in Section 5(b)(2) hereof, (iv) the opinion of Hunton Andrews Kurth LLP, counsel for the Purchaser, dated as of the Closing Date, substantially to the effect set forth in Section 5(c) hereof and (iv) the letters of D&T and E&Y, as the case may be, dated as of the Closing Date, substantially to the effect set forth in Sections 5(e) and 4(l) hereof; provided, however, that the references to the accuracy of the Prospectus shall also be made as of the Applicable Time and provided further that references to the Registration Statement, the Disclosure Package and the Prospectus in such certificate, opinions and letter shall be to the Registration Statement as amended and supplemented at the Closing Date, to the Disclosure Package at the Applicable Time and to the Prospectus as of its date and at the Closing Date.
(c)    Prior to the Closing Date, the Company shall have furnished to the Purchaser such further information, certificates and documents as the Purchaser may reasonably request.
If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement and any Terms Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement or such Terms Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Purchaser and its counsel, such Terms Agreement and all obligations of the Purchaser thereunder and with respect to the Notes subject thereto may be canceled at, or any time prior to, the respective Closing Date by the Purchaser. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.
7.    Right of Person Who Agreed to Purchase to Refuse to Purchase. The Company agrees that any person who has agreed to purchase and pay for any Note, including a Purchaser and any person who purchases pursuant to a solicitation by any of the Agents, shall have the right to refuse to purchase such Note if, at the Closing Date therefor, either (a) any condition set forth in Section 5 or 6 hereof, as applicable, shall not be satisfied or (b) subsequent to the agreement to purchase such Note, there shall have occurred (i) any change in or affecting the business, business prospects, financial position, stockholder’s equity, results of operations or properties of the Company, the effect of which, in the reasonable judgment of such person, has a material adverse effect on the investment quality of such Note or (ii) any event described in paragraphs (ii), (iii), (iv), (v) or (vii) of Section 9(b) hereof.
8.    Indemnification and Contribution.
(a)    The Company will indemnify and hold harmless each Agent against any losses, claims, damages or liabilities, joint or several, to which such Agent may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus and any Permitted Free Writing Prospectus and any other prospectus relating to the Notes, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Agent for any legal or other expenses as and when reasonably incurred by such Agent in connection with investigating or defending any such action or claim; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus and any Permitted Free Writing Prospectus and any other prospectus relating to the Notes or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Agent expressly for use in any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus.
(b)    Each Agent will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus and any Permitted Free Writing Prospectus and any other prospectus relating to the Notes, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus and any Permitted Free Writing Prospectus and any other prospectus relating to the Notes, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by such Agent expressly for use therein; and will reimburse the Company for any legal or other expenses as and when reasonably incurred by the Company in connection with investigating or defending any such action or claim.
(c)    Promptly after receipt by an indemnified party under paragraph (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such paragraph, notify the indemnifying party in writing of the commencement thereof; but the omission to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such paragraph. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such paragraph for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. An indemnifying party shall not settle, compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened action, claim, suit or proceeding in which any indemnified party is or could be a party and as to which indemnification or contribution could have been sought by such indemnified party under this Section 8 (whether or not such indemnified party is a party thereto), unless such indemnified party has given its prior written consent or the settlement, compromise, consent or termination (i) includes an express unconditional release of such indemnified party, satisfactory in form and substance to such indemnified party, from all losses, claims, damages or liabilities arising out of such action, claim, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. Any losses, claims, damages or liabilities for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages or liabilities are incurred.
(d)    If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under paragraph (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) or reimbursement of expenses referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) or reimbursement of expenses in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Agent or Agents on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof) or reimbursement of expenses, as well as other equitable considerations, including relative fault. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Agent or Agents on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Agents agree that it would not be just and equitable if contribution pursuant to this paragraph (d) were determined by pro rata allocation (even if the Agents were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this paragraph (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) or reimbursement of expenses referred to above in this paragraph (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this paragraph (d), no Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Notes of the Company purchased by or through it and distributed to the public were offered to the public exceeds the amount of any damages that such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of each of the Agents in this paragraph (d) to contribute are several in proportion to the respective purchases made by or through it to which such loss, claim, damage or liability (or action in respect thereof) or reimbursement of expenses relates and are not joint.

(e)    The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each officer, director and agent of any Agent and each person, if any, who controls any Agent within the meaning of the Act; and the obligations of the Agents under this Section 8 shall be in addition to any liability which the Agents may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.
9.    Termination.
(a)    This Agreement will continue in effect until terminated as provided in this Section 9. This Agreement may be terminated by either the Company as to any of the Agents or any of the Agents insofar as this Agreement relates to such Agent, giving written notice of such termination to such Agents or the Company, as the case may be. This Agreement shall so terminate at the close of business on the first business day following the receipt of such notice by the party to whom such notice is given. In the event of such termination, no party shall have any liability to the other party hereto, except as provided in the third paragraph of Section 2(a) hereof, Section 4(i) hereof, Section 8 hereof and Section 10 hereof.
(b)    Each Terms Agreement shall be subject to termination in the absolute discretion of the Purchaser, by notice given to the Company prior to delivery of any payment for Notes to be purchased thereunder, if prior to such time (i) the Purchaser shall exercise its right to refuse to purchase the Notes which are the subject of such Terms Agreement in accordance with the provisions of Section 7 hereof, or (ii) there shall have occurred any outbreak or escalation of hostilities or other national or international calamity or crisis, or any material adverse change in financial, political or economic conditions affecting the United States, or a material disruption in banking or securities settlement or clearance services in the United States, the effect of any of which shall be such as to make it, in the reasonable judgment of the Purchaser, impracticable or inadvisable to market the Notes or enforce contracts for the sale of the Notes, or (iii) trading in any securities of the Company shall have been suspended by the Commission or a national securities exchange, or if trading generally on the New York Stock Exchange shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium shall have been declared by either Federal or New York authorities, or (iv) if the rating assigned by any “nationally recognized statistical rating organization” (as such term is defined in Section 3(a)(62) of the Exchange Act) to the Notes or any other debt securities of the Company as of the date of the applicable Terms Agreement shall have been lowered since that date or if any such rating agency shall have publicly announced that it has placed the Notes or any other debt securities of the Company on what is commonly termed a “watch list” for possible downgrading, or if any such rating agency shall have otherwise given any notice of a possible change in any such rating that does not indicate the direction of the possible change, or (v) the subject matter of any amendment or supplement to the Registration Statement, any Preliminary Prospectus or the Prospectus prepared and issued by the Company, or the exceptions set forth in any (A) letter furnished by D&T furnished pursuant to Section 5(e) hereof or (B) letter furnished by E&Y furnished pursuant to Section 4(l) hereof, shall have made it, in the judgment of the Purchaser, impracticable or inadvisable to market the Notes or enforce contracts for the sale of the Notes, or (vi) there has been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholder’s equity, results of operations or properties of the Company, otherwise than as set forth or contemplated by the Registration Statement, the Disclosure Package and the Prospectus, or (vii) there has been a material adverse change in the financial markets generally.
10.    Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Agents set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Agents or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Notes. The provisions of the third paragraph of Section 2(a) hereof and Sections 4(h) and 8 hereof shall survive the termination or cancellation of this Agreement.
11.    Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to any of the Agents, will be mailed, delivered or telegraphed and confirmed to such Agents, at the address specified in Schedule I hereto; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 101 Constitution Avenue, N.W., Washington, D.C. 20080, Attention: Secretary.
12.    Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.
13.    Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.
14.    Status of Each Agent; No Fiduciary Duty.
(a)    The Company acknowledges and agrees that the Agents are acting as agents or principals in connection with the purchase and sale of the Notes. Each Agent will make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes from the Company has been solicited by such Agent and accepted by the Company but such Agent shall have no liability to the Company in the event any such purchase is not consummated for any reason. If the Company shall default (which default shall include, but is not limited to, the Company having told an Agent not to settle any order which the Company has accepted) in its obligations to deliver Notes to a purchaser whose offer it has accepted, the Company shall hold each Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company, provided such default is not attributable to the fault of such Agent.

(b)    The Company further acknowledges that the Agents are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Agents act or be responsible as a fiduciary to the Company, its management, stockholders or creditors or any other person in connection with any activity that the Agents may undertake or have undertaken either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions. The Agents hereby expressly disclaim any fiduciary or similar obligations to the Company, and the Company hereby confirms its understanding and agreement to that effect. The Company and the Agents agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by an Agent to the Company regarding such transactions, including but not limited to, any opinions or views with respect to the price or market for the Notes, do not constitute advice or recommendations to the Company.
15.    Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Agents, or any of them, with respect to the subject matter hereof.
16.    Waiver of Jury Trial. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
17.    Counterparts. This Agreement may be executed in counterparts, which together shall constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

If the foregoing is in accordance with the Agents’ understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and the Agents’ acceptance shall represent a binding agreement among the Company and the Agents.
Very truly yours,

Washington Gas Light Company

By: /s/ Douglas I. Bonawitz
Name: Douglas I. Bonawitz
Title: Vice President and Treasurer

The foregoing Agreement is hereby confirmed and accepted as of the date hereof.
BB&T Capital Markets, a division of BB&T Securities, LLC
By: /s/ Jeffrey Bache Name: Jeffrey Bache Title: Senior Vice President

SCHEDULE I
Commissions:
The Company agrees to pay each Agent a commission equal to the following percentage of the principal amount of each Note sold by such Agent:

Term	Commission Rate
From 1 year to less than 2 years	.150%
From 2 years to less than 3 years	.250%
From 3 years to less than 5 years	.350%
From 5 years to less than 7 years	.500%
From 7 years to less than 10 years	.600%
From 10 years to less than 15 years	.625%
From 15 years to less than 20 years	.700%
From 20 years up to and including 30 years	.750%

Address for Notice to the Agents:
BB&T Capital Markets, a division of BB&T Securities, LLC 901 East Byrd Street, Suite 300 Richmond, Virginia 23219 Attention: Keith E. Pomroy Tel: (804) 787-8221 Fax: (804) 780-3250

Schedule I

EXHIBIT A
Washington Gas Light Company
Medium-Term Notes, Series L
Administrative Procedures
Medium-Term Notes, Series L (the “Notes”), are to be offered on a continuing basis by Washington Gas Light Company (the “Company”). BB&T Capital Markets, a division of BB&T Securities, LLC as agent (an “Agent” and collectively with the Additional Agents (as defined in the Distribution Agreement (as defined below), the “Agents”), have agreed to use their reasonable best efforts to solicit offers to purchase the Notes. The Notes are being sold pursuant to a Distribution Agreement between the Company and the Agent dated January 8, 2019 (the “Distribution Agreement”) to which these administrative procedures are attached as an exhibit.
The Notes will be issued pursuant to an Indenture, dated as of September 1, 1991 and supplemented as of September 1, 1993 (the “Indenture”), between the Company and The Bank of New York Mellon (“BNY”), as trustee (the “Indenture Trustee”). BNY will act as the paying agent (the “Paying Agent”) for the payment of principal and premium, if any, and interest on the Notes and will perform, as the Paying Agent, unless otherwise specified, the other duties specified herein.
The Notes will rank equally and ratably with all other unsecured and unsubordinated indebtedness of the Company. The Notes have been registered with the Securities and Exchange Commission (the “Commission”) and will bear interest at either fixed rates (“Fixed Rate Notes”) or variable rates (“Floating Rate Notes”).
Each Note will be represented by either a Global Security (as defined hereinafter) delivered to BNY, as agent for The Depository Trust Company (“DTC”), and recorded in the book-entry system maintained by DTC (a “Book-Entry Note”) or a certificate delivered to the holder thereof or a person designated by such holder (a “Certificated Note”). Except as set forth in the Disclosure Package and the Prospectus (each as defined in Section 1(a) of the Distribution Agreement), an owner of a Book-Entry Note will not be entitled to receive a certificate representing such Note.
The procedures to be followed during, and the specific terms of, the solicitation of offers by the Agents and the sale as a result thereof by the Company are explained below. Book-Entry Notes will be issued in accordance with the administrative procedures set forth in Part I hereof and Certificated Notes will be issued in accordance with the administrative procedures set forth in Part II hereof. Administrative procedures applicable to both Book-Entry Notes and Certificated Notes are set forth in Part III hereof. Administrative responsibilities, document control and record-keeping functions will be handled for the Company by its Chief Financial Officer, its Treasurer or its Controller. The Company will advise the Agents and the Indenture Trustee in writing of those persons handling administrative responsibilities with whom the

Agents and the Indenture Trustee are to communicate regarding offers to purchase Notes and the details of their delivery.
To the extent the procedures set forth below conflict with the provisions of the Notes, the Indenture or the Distribution Agreement, the relevant provisions of the Notes, the Indenture and the Distribution Agreement shall control. Unless otherwise defined herein, terms defined in the Indenture shall be used herein as therein defined.
PART I: ADMINISTRATIVE PROCEDURES FOR BOOK-ENTRY NOTES
In connection with the qualification of the Book-Entry Notes for eligibility in the book-entry system maintained by DTC, BNY will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representations from the Company and BNY to DTC and a Medium-Term Note Certificate Agreement between BNY and DTC, dated as of August 17, 1989 (the “MTN Certificate Agreement”), and its obligations as a participant in DTC, including DTC’s Same-Day Funds Settlement System (“SDFS”).

Issuance:
On any date of settlement (as defined under “Settlement” below) for one or more Book-Entry Notes, the Company will issue one or more global security in fully registered form without coupons (a “Global Security”) representing up to $725,000,000 principal amount of all such Notes that have the same Maturity Date, redemption provisions, if any, provisions for the repayment or purchase by the Company at the option of the Holder, if any, Interest Payment Dates, Original Issue Date, and, in the case of Fixed Rate Notes, interest rate, and, in the case of Floating Rate Notes, Initial Interest Rate, Base Rate, Index Maturity, Interest Reset Period, Interest Reset Dates, Interest Determination Dates, Interest Payment Period, Spread or Spread Multiplier, if any, Minimum Interest Rate, if any, and Maximum Interest Rate, if any (in each case, and for all purposes of these administrative procedures, as defined in the Prospectus) (collectively, the “Terms”). Each Global Security will be dated and issued as of the date of its authentication by the Indenture Trustee. No Global Security will represent any Certificated Note.

Identification Numbers:
The Company has arranged with the CUSIP Service Bureau of Standard & Poor’s Corporation (the “CUSIP Service Bureau”) for the reservation of one series of CUSIP numbers (including tranche numbers), which series consists of approximately 900 CUSIP numbers and relates to Global Securities representing the Book-Entry Notes. The Company has obtained from the CUSIP Service Bureau a written list of such series of reserved CUSIP numbers and has delivered to DTC and the Indenture Trustee a written list of 900 CUSIP numbers of such series. The Company will assign CUSIP numbers to Global Securities as described below under Settlement Procedure “B”. It is expected that DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Company has assigned to Global Securities. At any time when fewer than 100 of the reserved CUSIP numbers of the series remain unassigned to Global Securities, the Indenture Trustee shall so advise the Company and, if it deems necessary, the Company will reserve additional CUSIP numbers for assignment to Global Securities representing Book-Entry Notes. Upon obtaining such additional CUSIP numbers, the Company shall deliver a list of such additional CUSIP numbers to the Indenture Trustee and DTC.

Registration:
Each Global Security will be registered in the name of Cede & Co., as nominee for DTC, on the Security Register maintained under the Indenture. It is expected that the beneficial owner of a Book-Entry Note (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Note, the “Participants”) to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and it is expected that DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such beneficial owner in such Note in the account of such Participants. The ownership interest of such beneficial owner in such Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers:
Transfers of a Book-Entry Note will be accomplished by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferees and transferors of such Note.

Consolidations:
Upon receipt of instructions from the Company, BNY may deliver to DTC and the CUSIP Service Bureau at any time a written notice of consolidation (a copy of which shall be attached to the resulting Global Security) specifying (i) the CUSIP numbers of two or more Outstanding Global Securities that represent Book-Entry Notes having the same Terms and for which interest has been paid to the same date, (ii) a date, occurring at least thirty days after such written notice is delivered and at least thirty days before the next Interest Payment Date for such Book-Entry Notes, on which such Global Securities shall be exchanged for a single replacement Global Security and (iii) a new CUSIP number to be assigned to such replacement Global Security. Upon receipt of such a notice, it is expected that DTC will send to its participants (including BNY) a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, BNY will deliver to the CUSIP Service Bureau a written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global Securities to be exchanged will no longer be valid. On the specified exchange date, BNY will exchange such Global Securities for a single Global Security bearing the new CUSIP number, and the CUSIP numbers of the exchanged Global Securities will, in accordance with CUSIP Service Bureau procedures, be cancelled and not reassigned until the Book-Entry Notes represented by such exchanged Global Securities have matured or been redeemed.

Maturities:	Each Book-Entry Note will mature on a date one year or more after the date of settlement for such Note.
Price to Public:
Each Book-Entry Note will be issued at the percentage of principal amount specified in the Pricing Supplement or Final Term Sheet (as defined in Section 1(a) of the Distribution Agreement) relating to the Notes.

Denominations:
Book-Entry Notes will be issued in principal amounts of $1,000, increased in integral multiples of $1,000, unless otherwise specified in the applicable Pricing Supplement. Global Securities will be denominated in principal amounts not in excess of $725,000,000.

Interest:
General. Interest on each Book-Entry Note will accrue from and including the original issue date of, or the last date to which interest has been paid on, the Global Security representing such Note. Each payment of interest on a Book-Entry Note will include interest accrued to but excluding the Interest Payment Date (provided that, in the case of Floating Rate Notes that reset daily or weekly, interest payments will include interest accrued to but excluding the Regular Record Date (as defined below) immediately preceding the Interest Payment Date) or the Maturity Date or, upon earlier redemption or repayment, the date of such redemption or repayment (the “Redemption Date”), as the case may be. Interest payable on the Maturity Date or the Redemption Date of a Book-Entry Note will be payable to the person to whom the principal of such Note is payable. Standard & Poor’s Corporation will use the information received in the pending deposit message described under Settlement Procedure “C” below in order to include the amount of any interest payable and certain other information regarding the related Global Security in the appropriate weekly bond report published by Standard & Poor’s Corporation.

Record Dates. The record date with respect to any Interest Payment Date for a Floating Rate Note shall be the date fifteen calendar days (whether or not a Business Day) immediately preceding such Interest Payment Date and for a Fixed Rate Note (unless otherwise specified) will be the March 1 or September 1 (whether or not a Business Day) next preceding an Interest Payment Date for Fixed Rate Notes (in each case, each, a “Regular Record Date”).

Fixed Rate Book-Entry Notes. Interest payments on Fixed Rate Book-Entry Notes will be made semi-annually on March 15 and September 15 of each year and on the Maturity Date or the Redemption Date; provided, however, that in the case of a Fixed Rate Book-Entry Note issued between a Regular Record Date and an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Regular Record Date.

Floating Rate Book-Entry Notes. Interest payments will be made on Floating Rate Book-Entry Notes monthly, quarterly, semi-annually or annually. Unless otherwise agreed upon, interest will be payable, in the case of Floating Rate Book-Entry Notes with a monthly Interest Payment Period, on the third Wednesday of each month; with a quarterly Interest Payment Period, on the third Wednesday of March, June, September and December of each year; with a semiannual Interest Payment Period, on the third Wednesday of the two months specified pursuant to Settlement Procedure “A” below; and with an annual Interest Payment Period, on the third Wednesday of the month specified pursuant to Settlement Procedure “A” below; provided, however, that if an Interest Payment Date for Floating Rate Book-Entry Notes would otherwise be a day that is not a Business Day (as defined in the Prospectus) with respect to such Floating Rate Book-Entry Notes, such Interest Payment Date will be the next succeeding Business Day with respect to such Floating Rate Book-Entry Notes, except in the case of a Floating Rate Book-Entry Note for which the rate base is LIBOR or EURIBOR, if such Business Day is in the next succeeding calendar month, in which event such Interest Payment Date will be the immediately preceding Business Day; provided further, however, that in the case of a Floating Rate Book-Entry Note issued between a Regular Record Date and an Interest Payment Date the first interest payment will be made on the Interest Payment Date following the next succeeding Regular Record Date.

Payments of Principal and Interest:
Payment of Interest Only. Promptly after each Regular Record Date, the Paying Agent will deliver to the Company and DTC a written notice specifying by CUSIP number the amount of interest to be paid on each Global Security on the following Interest Payment Date (other than an Interest Payment Date coinciding with the Maturity Date) and the total of such amounts. It is expected that DTC will confirm the amount payable on each Global Security on such Interest Payment Date by reference to the appropriate (daily or weekly) bond reports published by Standard & Poor’s Corporation. The Company will pay to the Paying Agent the total amount of interest due on such Interest Payment Date (other than on the Maturity Date), and the Paying Agent will pay such amount to DTC at the times and in the manner set forth under “Manner of Payment” below. If any Interest Payment Date for a Book-Entry Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day, except that, if such Note is a LIBOR Note or a EURIBOR Note and such next succeeding Business Day is in the next succeeding calendar month, such payment will be made on the next preceding Business Day; and no interest shall accrue on such payment for the period from and after such Interest Payment Date.

Payments on Maturity Date, Etc. On or about the first Business Day of each month, the Paying Agent will deliver to the Company and DTC a written list of principal and, to the extent known at such time, interest to be paid on each Global Security maturing either on the Maturity Date or the Redemption Date in the following month. The Company and DTC will confirm with the Paying Agent the amounts of such principal and interest payments with respect to each such Global Security on or about the fifth Business Day preceding the Maturity Date or the Redemption Date, as the case may be, of such Global Security. The Company will pay to the Paying Agent the principal amount of such Global Security, together with interest due on such Maturity Date or Redemption Date. The Paying Agent will pay such amounts to DTC at the times and in the manner set forth below under “Manner of Payment”. If the Maturity Date or the Redemption Date of a Global Security representing Book-Entry Notes is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day, except that, if such Note is a LIBOR Note or a EURIBOR Note and such next succeeding Business Day is in the next succeeding calendar month, such payment will be made on the next preceding Business Day; and no interest shall accrue on such payment for the period from and after such Maturity Date or the Redemption Date. Promptly after payment to DTC of the principal and interest due at the Maturity Date or the Redemption Date of such Global Security, the Paying Agent will cancel such Global Security in accordance with the terms of the Indenture.

Manner of Payment. The total amount of any principal and interest due on Global Securities on any Interest Payment Date or on the Maturity Date or the Redemption Date shall be paid by the Company to the Paying Agent in immediately available funds for use by the Paying Agent no later than 9:30 A.M. (New York City time) on such date. The Company will make such payment on such Global Securities by wire transfer to the Paying Agent or by the Paying Agent’s debiting the account of the Company maintained with the Paying Agent. The Company will confirm such instructions in writing to the Paying Agent. Prior to 10:00 A.M. (New York City time) on each Maturity Date or Redemption Date or as soon as possible thereafter, the Paying Agent will pay by separate wire transfer (using Fedwire message entry instructions in a form previously agreed to with DTC) to an account at the Federal Reserve Bank of New York previously agreed to with DTC, in funds available for immediate use by DTC, each payment of principal (together with interest thereon) due on Global Securities on any Maturity Date or Redemption Date. On each Interest Payment Date, interest payments shall be made to DTC in same day funds in accordance with existing arrangements between the Paying Agent and DTC. Thereafter, on each such date, it is expected that DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names the Book-Entry Notes represented by such Global Securities are recorded in the book-entry system maintained by DTC. Neither the Company nor the Paying Agent shall have any responsibility or liability for the payment by DTC to such Participants of the principal of and interest on the Book-Entry Notes.

Withholding Taxes. The amount of any taxes required under applicable law to be withheld from any interest payment on a Book-Entry Note will be determined and withheld by the Participant, indirect participant in DTC or other person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

Settlement:
The receipt by the Company of immediately available funds in payment for a Book-Entry Note and the authentication and issuance of the Global Security representing such Note shall constitute “settlement” with respect to such Note. All orders accepted by the Company will be settled on the second Business Day following the date of sale of a Book-Entry Note unless the Company, the Indenture Trustee and the purchaser agree to settlement on another day that shall be no earlier than the second succeeding Business Day.

Settlement Procedures:
Settlement Procedures with regard to each Book-Entry Note sold by the Company through an Agent, as agent, shall be as follows:

A. Such Agent will advise the Company by telephone, followed by facsimile transmission, of the following settlement information:

1. Principal amount.

2. Maturity Date.

3. In the case of a Fixed Rate Book-Entry Note, the interest rate, or, in the case of a Floating Rate Book-Entry Note, the Initial Interest Rate (if known at such time), Base Rate, Index Maturity, Interest Reset Period, Interest Reset Dates, Interest Determination Dates, Interest Payment Period, Spread or Spread Multiplier (if any), Minimum Interest Rate (if any) and Maximum Interest Rate (if any).

4. Interest Payment Dates.

5. Redemption provisions, if any, or provisions for the repayment or purchase by the Company at the option of the Holder, if any.

6. Settlement date.

7. Issue price.

8. Agent’s commission, determined as provided in Section 2(a) of the Distribution Agreement.

9. Agent’s ID number assigned by DTC.

B. The Company will assign a CUSIP number to such Book-Entry Note and will advise BNY by facsimile transmission or other mutually acceptable means of the information set forth in Settlement Procedure “A” above, the name of such Agent and the CUSIP number assigned to such Book-Entry Note. The Company will notify the Agent of such CUSIP number by telephone or by e-mail as soon as practicable. Each such communication by the Company shall constitute a representation and warranty by the Company to BNY and each Agent that (i) such Note is then, and at the time of issuance and sale thereof will be, duly authorized for issuance and sale by the Company, (ii) the Global Security representing such Note will conform with the terms of the Indenture pursuant to which such Note and Global Security are issued and (iii) upon authentication and delivery of such Global Security, the aggregate principal amount of all Notes initially issued under the Indenture will not exceed $725,000,000 (except for Global Securities or Notes represented by and authenticated and delivered in exchange for or in lieu of Notes in accordance with the Indenture).

C. BNY will enter a pending deposit message through DTC’s Participant Terminal System, providing the following settlement information to DTC, which shall route such information to such Agent and Standard & Poor’s Corporation:

1. The information set forth in Settlement Procedure “A”.

2. Identification of such Note as a Fixed Rate Book-Entry Note or a Floating Rate Book-Entry Note.

3. Initial Interest Payment Date for such Note, number of days by which such date succeeds the related Regular Record Date (which, in the case of Floating Rate Notes that reset daily or weekly, shall be the DTC Record Date, which is the date five calendar days immediately preceding the applicable Interest Payment Date and, in the case of all other Notes, shall be the Regular Record Date as defined in the Note) and amount of interest payable on such Interest Payment Date.

4. CUSIP number of the Global Security representing such Note.

5. Whether such Global Security will represent any other Book-Entry Note (to the extent known at such time).

D. The Indenture Trustee will complete and authenticate the Global Security representing such Note.

E. It is expected that DTC will credit such Note to BNY’s participant account at DTC.

F. BNY will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC to (i) debit such Note to BNY’s participant account and credit such Note to such Agent’s participant account and (ii) debit such Agent’s settlement account and credit BNY’s settlement account for an amount equal to the price of such Note less such Agent’s commission. The entry of such a deliver order shall constitute a representation and warranty by BNY to DTC that (a) the Global Security representing such Book-Entry Note has been issued and authenticated and (b) BNY is holding such Global Security pursuant to the MTN Certificate Agreement.

G. Such Agent will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC (i) to debit such Note to such Agent’s participant account and credit such Note to the participant accounts of the Participants with respect to such Note and (ii) to debit the settlement accounts of such Participants and credit the settlement account of such Agent for an amount equal to the price of such Note.

H. Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures “F” and “G” will be settled in accordance with SDFS operating procedures in effect on the settlement date.

I. BNY Mellon will, upon confirming receipt of such funds from the Agent, wire transfer to the account of the Company maintained at Wells Fargo Bank, N.A. in San Francisco, California (for credit to Washington Gas Light Company, Account No. 2000009102994, ABA# 121000248) in immediately available funds in the amount transferred to BNY Mellon in accordance with Settlement Procedure “F.”

J. Such Agent will confirm the purchase of such Note to the purchaser either by transmitting to the Participants with respect to such Note a confirmation order or orders through DTC’s institutional delivery system or by mailing a written confirmation to such purchaser.

Settlement Procedures Timetable:
For orders of Book-Entry Notes solicited by an Agent, as agent and accepted by the Company for settlement on the first Business Day after the sale date, Settlement Procedures “A” through “J” set forth above shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

Settlement
Procedure   Time
A 11:00 A.M. on the sale date
B 12:00 Noon on the sale date
C 2:00 P.M. on the sale date
D 9:00 A.M. on the settlement date
E 10:00 A.M. on the settlement date
F-G 2:00 P.M. on the settlement date
H 4:45 P.M. on the settlement date
I-J 5:00 P.M. on the settlement date

If a sale is to be settled more than one Business Day after the sale date, Settlement Procedures “A”, “B” and “C” shall be completed as soon as practicable but no later than 11:00 A.M. and 12:00 Noon on the first Business Day after the sale date with respect to Settlement Procedures “A” and “B”, respectively, and no later than 2:00 P.M. on the first Business Day after the sale date, with respect to Settlement Procedure “C”. Settlement Procedures “H” and “I” are subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the settlement date.

If settlement of a Book-Entry Note is rescheduled or cancelled, the Company will instruct BNY to deliver to DTC through DTC’s Participant Terminal System a cancellation message to such effect by no later than 12:00 Noon on the Business Day immediately preceding the scheduled settlement date and BNY will enter such message no later than 2:00 P.M. through DTC’s Participation Terminal System.

Monthly Reports:
Monthly, the Indenture Trustee will send to the Company a statement setting forth the principal amount of Notes outstanding as of that date under the Indenture and setting forth a brief description of any sales of which the Company has advised the Indenture Trustee but which have not yet been settled.

Failure to Settle:
If BNY or the Agent fails to enter an SDFS deliver order with respect to a Book-Entry Note pursuant to Settlement Procedure “F” or “G,” BNY may upon the approval of the Company deliver to DTC, through DTC’s Participant Terminal System, as soon as practicable, a withdrawal message instructing DTC to debit such Note to BNY’s participant account, provided that BNY’s participant account contains a principal amount of the Global Security representing such Note that is at least equal to the principal amount to be debited. If a withdrawal message is processed with respect to all the Book-Entry Notes represented by a Global Security, BNY will mark such Global Security “cancelled”, make appropriate entries in BNY’s records and send such cancelled Global Security to the Company. The CUSIP number assigned to such Global Security shall, in accordance with CUSIP Service Bureau procedures, be cancelled and not reassigned until the Book-Entry Notes represented by such Global Security have matured or been redeemed. If a withdrawal message is processed with respect to one or more, but not all, of the Book-Entry Notes represented by a Global Security, BNY will exchange such Global Security for another Global Security, which shall represent the Book-Entry Notes previously represented by the surrendered Global Security with respect to which a withdrawal message have not been processed and shall bear the CUSIP number of the surrendered Global Security.

If the purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the Agent for such Note may enter SDFS deliver orders through DTC’s Participant Terminal System reversing the orders entered pursuant to Settlement Procedures “G” and “F”, respectively. Thereafter, BNY will deliver the withdrawal message and take the related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than a default by the Agent in the performance of its obligations hereunder or under the Distribution Agreement, then the Company will reimburse such Agent or BNY as applicable on an equitable basis for the loss of the use of funds during the period when they were credited to the account of the Company.

Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Notes to have been represented by a Global Security, the Indenture Trustee will provide, in accordance with Settlement Procedure “D,” for the authentication and issuance of a Global Security representing the other Book-Entry Notes to have been represented by such Global Security and will make appropriate entries in its records.

PART II: ADMINISTRATIVE PROCEDURES FOR CERTIFICATED NOTES BNY will serve as registrar in connection with the Certificated Notes.

Maturities:	Each Certificated Note will mature on a date one year or more after the date of delivery by the Company of such Note.
Price to Public:	Each Certificated Note will be issued at the percentage of principal amount specified in the Pricing Supplement relating to the Notes.
Denominations:	The denomination of any Certificated Note will be $1,000, increased in integral multiples of $1,000, unless otherwise specified in the applicable Pricing Supplement.
Registration:	Certificated Notes will be issued only in fully registered form.

Interest:
General. Interest on each Certificated Note will accrue from and including the original issue date of, or the last date to which interest has been paid on, such Note. Each payment of interest on a Certificated Note will include interest accrued to but excluding the Interest Payment Date (provided that, in the case of Floating Rate Notes that reset daily or weekly, interest payments will include interest accrued to but excluding the Regular Record Date immediately preceding the Interest Payment Date) or the Maturity Date or, upon earlier redemption, the Redemption Date, as the case may be. Interest payable on the Maturity Date or the Redemption Date of a Certificated Note will be payable to the person to whom the principal of such Note is payable.

Record Dates. Unless otherwise set forth in the applicable Pricing Supplement, the record dates with respect to the Interest Payment Dates shall be the Regular Record Dates.

Fixed Rate Certificated Notes. Unless otherwise specified pursuant to “Settlement Procedures” below, interest payments on Fixed Rate Certificated Notes will be made semi-annually on March 15 and September 15 of each year and on the Maturity Date or the Redemption Date; provided, however, that in the case of a Fixed Rate Certificated Note issued between a Regular Record Date and an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Regular Record Date.

Floating Rate Certificated Notes. Interest payments will be made on Floating Rate Certificated Notes monthly, quarterly, semi-annually or annually. Unless otherwise agreed upon, interest will be payable, in the case of Floating Rate Certificated Notes with a monthly Interest Payment Period, on the third Wednesday of each month; with a quarterly Interest Payment Period, on the third Wednesday of March, June, September and December of each year; with a semi-annual Interest Payment Period, on the third Wednesday of the two months specified pursuant to “Settlement Procedures” below; and with an annual Interest Payment Period, on the third Wednesday of the month specified pursuant to “Settlement Procedures below; provided, however, that if an Interest Payment Date for Floating Rate Certificated Notes would otherwise be a day that is not a Business Day with respect to such Floating Rate Certificated Notes, such payment will be made on the next succeeding Business Day with respect to such Floating Rate Certificated Notes, except in the case of a Floating Rate Certificated Note for which the rate base is LIBOR or EURIBOR, if such Business Day is in the next succeeding calendar month, in which event such payment will be made on the immediately preceding Business Day; and no interest shall accrue on such payment for the period from and after such Interest Payment Date; provided further, however, that in the case of a Floating Rate Certificated Note issued between a Regular Record Date and an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Regular Record Date.

Principal and Interest:
Payments of Interest will be payable to the person in whose name a Certificated Note is registered at the close of business on the Regular Record Date next preceding an Interest Payment Date; provided, however, that, in the case of a Certificated Note originally issued between a Regular Record Date and an Interest Payment Date, the first payment of interest will be made on the Interest Payment Date following the next succeeding Regular Record Date to the person in whose name such Note was registered at the close of business on such next Regular Record Date. Unless other arrangements are made acceptable to the Company, all interest payments (excluding interest payments made on the Maturity Date or the Redemption Date) on a Certificated Note will be made by check mailed to the person entitled thereto as provided above.

BNY will pay the principal amount of each Certificated Note on the Maturity Date upon presentation of such Certificated Note to BNY. Such payment, together with payment of interest due on the Maturity Date, will be made from funds deposited with BNY by the Company.

BNY will be responsible for withholding taxes on interest paid on Certificated Notes as required by applicable law.

Within 10 days following each Regular Record Date, the Indenture Trustee will inform the Company of the total amount of the interest payments to be made by the Company on the next succeeding Interest Payment Date. The Indenture Trustee will provide monthly to the Company a list of the principal and interest to be paid on Certificated Notes maturing in the next succeeding month.

Settlement:
The settlement date with respect to any offer to purchase Certificated Notes accepted by the Company will be a date on or before the third Business Day next succeeding the date of acceptance unless otherwise agreed by the purchaser, the Indenture Trustee and the Company and shall be specified upon acceptance of such offer. The Company will instruct the Indenture Trustee to effect delivery of each Certificated Note no later than 1:00 P.M., New York City time, on the settlement date to the Presenting Agent (as defined under “Preparation of Pricing Supplement” in Part III below) for delivery to the purchaser.

Settlement Procedures:
For each offer to purchase a Certificated Note that is accepted by the Company, the Presenting Agent will provide (unless provided by the purchaser directly to the Company) by telephone and facsimile transmission or other mutually acceptable means the following information to the Company:

1. Name in which such Note is to be registered (the “Registered Owner”).

2. Address of the Registered Owner and, if different, address for payment of principal and interest.

3. Taxpayer identification number of the Registered Owner.

4. Principal amount.

5. Maturity Date.

6. In the case of Fixed Rate Certificated Note, the interest rate, or, in the case of a Floating Rate Certificated Note, the Initial Interest Rate (if known at such time), Base Rate, Index Maturity, Interest Reset Period, Interest Reset Dates, Interest Determination Dates, Interest Payment Period, Spread or Spread Multiplier (if any), Minimum Interest Rate (if any) and Maximum Interest Rate (if any).

7. Interest Payment Dates.

8. Redemption provisions, if any, or provisions for the repayment or repurchase by the Company at the option of the Holder, if any.

9. Settlement date.

10. Issue price.

11. Agent’s commission, determined as provided in Section 2(a) of the Distribution Agreement.

12. Agent’s ID number assigned by DTC.

The Presenting Agent will advise the Company of the foregoing information (unless provided by the purchaser directly to the Company) for each offer to purchase a Certificated Note solicited by such Agent and accepted by the Company in time for the Indenture Trustee to prepare and authenticate the required Certificated Note. Before accepting any offer to purchase a Certificated Note to be settled in less than two Business Days, the Company shall verify that the Indenture Trustee will have adequate time to prepare and authenticate such Note. After receiving from the Presenting Agent the details for each offer to purchase a Certificated Note that has been accepted by the Company, the Company will, after recording the details and any necessary calculations, provide appropriate documentation to the Indenture Trustee, including the information provided by the Presenting Agent necessary for the preparation and authentication of such Note.

Note Deliveries and Cash Payment:
Upon receipt of appropriate documentation and instructions, the Company will cause the Indenture Trustee to prepare and authenticate the pre-printed 4-ply Certificated Note packet containing the following documents in forms approved by the Company, the Presenting Agent and the Indenture Trustee:

1. Note with customer receipt.
2. Stub 1 - For the Presenting Agent.
3. Stub 2 - For the Company.
4. Stub 3 - For the Indenture Trustee.

Each Certificated Note shall be authenticated on the settlement date therefor. The Indenture Trustee will authenticate each Certificated Note and deliver it (with the confirmation) to the Presenting Agent (and deliver the stubs as indicated above), all in accordance with written or electronic instructions (or oral instructions confirmed in writing (which may be given by facsimile transmission) on the next Business Day) from the Company. Delivery by the Indenture Trustee of each Certificated Note will be made in accordance with said instructions against receipts therefor and in connection with contemporaneous receipt by the Company from the Presenting Agent on the settlement date in immediately available funds of an amount equal to the issue price of such Note less the Presenting Agent’s commission.

Upon verification (“Verification”) by the Presenting Agent that a Certificated Note has been prepared and properly authenticated by the Indenture Trustee and registered in the name of the purchaser in the proper principal amount and other terms in accordance with the aforementioned confirmation, payment will be made to the Company by the Presenting Agent the same day as the Presenting Agent’s receipt of the Certificated Note in immediately available funds. Such payment shall be made by the Presenting Agent only upon prior receipt by the Presenting Agent of immediately available funds from or on behalf of the purchaser unless the Presenting Agent decides, at its option, to advance its own funds for such payment against subsequent receipt of funds from the purchaser.

Upon delivery of a Certificated Note to the Presenting Agent, Verification by the Presenting Agent and the giving of instructions for payment, the Presenting Agent shall promptly deliver such Note to the purchaser.

In the event any Certificated Note is incorrectly prepared, the Indenture Trustee shall promptly issue a replacement Certificated Note in exchange for such incorrectly prepared Note.

Failure to Settle:
If the Presenting Agent, at its own option, has advanced its own funds for payment against subsequent receipt of funds from the purchaser, and if the purchaser shall fail to make payment for the Certificated Note on the settlement date therefor, the Presenting Agent will promptly notify the Indenture Trustee and the Company by telephone, promptly confirmed in writing (but no later than the next Business Day). In such event, the Company shall promptly provide the Indenture Trustee with appropriate documentation and instructions consistent with these procedures for the return of the Certificated Note to the Indenture Trustee and the Presenting Agent will promptly return the Certificated Note to the Indenture Trustee. Upon (i) confirmation from the Indenture Trustee in writing (which may be given by facsimile transmission) that the Indenture Trustee has received the Certificated Note and upon (ii) confirmation from the Presenting Agent in writing (which may be given by facsimile transmission) that the Presenting Agent has not received payment from the purchaser (the matters referred to in clauses (i) and (ii) are referred to hereinafter as the “Confirmations”), the Company will promptly pay to the Presenting Agent an amount in immediately available funds equal to the amount previously paid by the Presenting Agent in respect of such Note. Assuming receipt of the Certificated Note by the Indenture Trustee and of the Confirmations by the Company, such payment will be made on the settlement date, if reasonably practical, and in any event not later than the Business Day following the date of receipt of the Certificated Note and Confirmations. If a purchaser shall fail to make payment for the Certificated Note for any reason other than the failure of the Presenting Agent to provide the necessary information to the Company as described above for settlement or to provide a confirmation to the purchaser within a reasonable period of time as described above or otherwise to satisfy its obligation hereunder or in the Distribution Agreement, and if the Presenting Agent shall have otherwise complied with its obligations hereunder and in the Distribution Agreement, the Company will reimburse the Presenting Agent on an equitable basis for its loss of the use of funds during the period when they were credited to the account of the Company.

Immediately upon receipt of the Certificated Note in respect of which the failure occurred, the Indenture Trustee will void such Note, make appropriate entries in its records and send such cancelled Note to the Company; and upon such action, the Certificated Note will be deemed not to have been issued, authenticated and delivered.

PART III: ADMINISTRATIVE PROCEDURES APPLICABLE TO BOTH BOOK-ENTRY NOTES AND CERTIFICATED NOTES

Calculation of Interest:
Fixed Rate Notes. Interest on Fixed Rate Notes (including interest for partial periods) will be calculated on the basis of a 360-day year of twelve thirty-day months. (Examples of interest calculations are as follows: The period from August 17, 2018 to February 17, 2019 equals 6 months and 0 days, or 180 days; the interest payable equals 180/360 times the annual rate of interest times the principal amount of the Note. The period from September 18, 2018 to February 15, 2019 equals 4 months and 27 days, or 147 days; the interest payable equals 147/360 times the annual rate of interest times the principal amount of the Note.)

Floating Rate Notes. Interest rates on Floating Rate Notes will be determined as set forth in the form of such Notes. Interest on Floating Rate Notes will be calculated on the basis of actual days elapsed and a year of 360 days except that, in the case of Floating Rate Notes for which the rate base is the Treasury Rate, interest will be calculated on the basis of the actual number of days in the year.

Procedure for Rate Setting and Posting:
The Company and the Agents will discuss from time to time the aggregate amount of, the issuance price of, and the interest rates to be borne by, Notes that may be sold as a result of the solicitation of offers by the Agents. If the Company decides to set prices of, and rates borne by, any Notes in respect of which the Agents are to solicit offers (the setting of such prices and rates to be referred to herein as “posting”) or if the Company decides to change prices or rates previously posted by it, it will promptly advise the Agents of the prices and rates to be posted.

Acceptance of Offers:
If the Company posts prices and rates as provided above, each Agent as agent for and on behalf of the Company, shall promptly accept offers received by such Agent to purchase Notes at the prices and rates so posted, subject to (i) any instructions from the Company received by such Agent concerning the aggregate principal amount of such Notes to be sold at the prices and rates so posted or the period during which such posted prices and rates are to be in effect, (ii) any instructions from the Company received by such Agent changing or revoking any posted prices and rates, (iii) compliance with the securities laws of the United States and all other jurisdictions and (iv) such Agent’s right to reject any such offer as provided below.

If the Company does not post prices and rates and an Agent receives an offer to purchase Notes or, if while posted prices and rates are in effect, an Agent receives an offer to purchase Notes on terms other than those posted by the Company, such Agent will promptly advise the Company of each such offer other than offers rejected by such Agent as provided below. The Company will have the sole right to accept any such offer to purchase Notes. The Company may reject any such offer in whole or in part.

Each Agent may, in its discretion reasonably exercised, reject any offer to purchase Notes received by it in whole or in part.

Preparation of Pricing Supplement:
If any offer to purchase a Note is accepted by the Company, the Company, with the approval of the Agent that presented such offer (the “Presenting Agent”), will prepare a pricing supplement (a “Pricing Supplement”) reflecting the terms of such Note and will arrange to file with the Commission in accordance with the applicable paragraph of Rule 424 under the Act and will e-mail a copy to the Presenting Agent. The Presenting Agent will cause a Pricing Supplement to be delivered to the purchaser of such Note.

Outdated Pricing Supplements (other than those retained for files) will be destroyed.

The Company shall, promptly after the Applicable Time, deliver a copy of the Pricing Supplement to the Presenting Agent and the Trustee by any of the following communication methods (mail, fax or email):

If to BB&T Capital Markets, to: BB&T Capital Markets, a division of BB&T Securities, LLC, 901 East Byrd Street, Suite 300, Richmond, Virginia 23219, Attention: Keith E. Pomroy, (804) 7878221, fax: (804) 780-3250, e-mail: kpomroy@bbandtcm.com.

If to the Trustee, to: BNY Mellon Corporate Trust, 500 Ross Street, 12th Floor, AIM: 154-1270, Pittsburgh, Pennsylvania 15262, Attention: Shannon Matthews, (412) 234-2361, e-mail: shannon.matthews@bnymellon.com.

Procedures for Rate Changes:
When the Company has determined to change the interest rates of Notes being offered, it will promptly advise the Agents and the Agents will forthwith suspend solicitation of offers. The Agents will telephone the Company with recommendations as to the changed interest rates. At such time as the Company has advised the Agents of the new interest rates, the Agents may resume solicitation of offers. Until such time only “indications of interest” may be recorded.

Suspension of Solicitation; Amendment or Supplement of Preliminary Prospectus or Prospectus or any Then Applicable Permitted Free Writing Prospectus:
The Company may instruct the Agents to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase Notes.

Upon receipt of such instructions from the Company, the Agents will forthwith suspend solicitation of offers to purchase Notes from the Company until such time as the Company has advised them that such solicitation may be resumed.

If the Company decides to amend or supplement the Registration Statement (as defined in Section 1(a) of the Distribution Agreement), any Preliminary Prospectus or the Prospectus or any then applicable Permitted Free Writing Prospectus (except for a supplement relating to an offering of securities other than the Notes), it will promptly advise the Agents and the Indenture Trustee and will furnish or make the proposed amendment or supplement available to the Agents and the Indenture Trustee in accordance with the terms of, and its obligations under, the Distribution Agreement. The Company will, consistent with such obligations, promptly advise each Agent and the Indenture Trustee whether orders outstanding at the time each Agent suspends solicitation may be settled. The Company will have the sole responsibility for such decision and for any arrangements that may be made in the event that the Company determines that such orders may not be settled.

The Company will file with the Commission any supplement to any Preliminary Prospectus or the Prospectus or any then applicable Permitted Free Writing Prospectus, relating to the Notes, and provide the Agents with copies of or make available any such supplement in accordance with the terms of, and its obligations under, the Distribution Agreement.

Confirmation:
For each offer to purchase a Note solicited by an Agent and accepted by or on behalf of the Company, the Presenting Agent will issue a confirmation to the purchaser, with a copy to the Company, setting forth the details set forth above and delivery and payment instructions.

Trustee Not to Risk Funds:
Nothing herein shall be deemed to require the Indenture Trustee to risk or expend its own funds in connection with any payment to the Company, DTC, the Agents or the purchaser or a holder, it being understood by all parties that payments made by the Indenture Trustee to the Company, DTC, the Agents or a holder shall be made only to the extent that funds are provided to the Indenture Trustee for such purpose.

Authenticity of Signatures:
The Company will cause the Indenture Trustee to furnish the Agents from time to time with the specimen signatures of each of the Indenture Trustee’s officers, employees or agents who has been authorized by the Indenture Trustee to authenticate Notes, but the Agents will have no obligation or liability to the Company or the Indenture Trustee in respect of the authenticity of the signature of any officer, employee or agent of the Company or the Indenture Trustee on any such Note.

Payment of Expenses:
Each Agent shall forward to the Company, on a monthly basis, a statement of the reasonable out-of-pocket expenses incurred by such Agent during that month which are reimbursable to it pursuant to the terms of the Distribution Agreement. The Company will remit payment to the Agents currently on a monthly basis.

Delivery of Prospectus:
A copy of the Disclosure Package and Prospectus (as each is amended or supplemented at the time of sale to each purchaser) relating to a Note must accompany or precede the sale of such Note to its purchaser, or in lieu thereof a notice under Rule 173. Subject to “Suspension of Solicitation; Amendment or Supplement of any Preliminary Prospectus or the Prospectus or any then Applicable Permitted Free Writing Prospectus” above, each Agent will deliver the Disclosure Package, the Prospectus (as amended or supplemented at the time of sale of each Note) with respect to each Note sold by it.

EXHIBIT B
TERMS AGREEMENT
Washington Gas Light Company
101 Constitution Avenue, N.W.
Washington, D.C. 20080
Attention:
Subject in all respects to the terms and conditions of the Distribution Agreement (the “Distribution Agreement”), dated January 8, 2019 between BB&T Capital Markets, a division of BB&T Securities, LLC and Washington Gas Light Company (the “Company”), the undersigned agrees to purchase the following principal amount of the Company’s Medium-Term Notes, Series L (the “Notes”):
Aggregate Principal Amount: $
Security: Medium Term Notes, Series L
Coupon Rate:
Maturity Date:
Interest Payment Dates:
Issue Price:
Purchase Price: [ ]% of Principal Amount [plus accrued interest from, 20 ]
Applicable Time:
Ratings:
Settlement Date:
Participating Agents:
Redemption:
Method of Payment: Federal funds wire
Modification, if any, in
the requirements to
deliver the documents
specified in Section 6(b)
of the Distribution Agreement:

B-1

Period during which additional
Notes may not be sold pursuant
to Section 4(m) of the Distribution
Agreement:
This Agreement shall be governed by and construed in accordance with the laws of New York.
[Insert name of Purchaser[s]]
By:
Title:
Accepted:                     , 20___
WASHINGTON GAS LIGHT COMPANY
By:
Title:

B-2

EXHIBIT C
AGENT ACCESSION LETTER

[Date]

[Name of Agent]
[Address of Agent]

Dear Ladies and Gentlemen:

Washington Gas Light Company, a District of Columbia and Virginia corporation (the “Company”), has previously entered into a Distribution Agreement, dated January 8, 2019 (the “Distribution Agreement”), between the Company and BB&T Capital Markets, a division of BB&T Securities, LLC (the “Existing Agent”), with respect to the proposed issue and sale by the Company of up to $725,000,000 aggregate principal amount of its Medium-Term Notes, Series L (the “Notes”). The Company proposes to issue the Notes under its Indenture, as supplemented (the “Indenture”), dated as of September 1, 1991, with The Bank of New York Mellon, as trustee (the “Indenture Trustee”). The Distribution Agreement permits the Company to appoint one or more additional persons to act as agent with respect to the Notes, on terms substantially the same as those contained in the Distribution Agreement. A copy of the Distribution Agreement, including the Procedures with respect to the issuance of the Notes attached thereto as Exhibit A, is attached hereto.

In accordance with Section 2(c) of the Distribution Agreement, we hereby confirm that, with effect from the date hereof, you shall become a party to, and an Agent under, the Distribution Agreement, vested with all the authority, rights and powers, and subject to all duties and obligations of an Agent as if originally named as such under the Distribution Agreement.

Except as otherwise expressly provided herein, all terms used herein which are defined in the Distribution Agreement shall have the same meanings as in the Distribution Agreement. Your obligation to act as Agent hereunder shall be subject to you having received copies of the most recent documents (including any prior documents referred to therein) previously delivered to the Existing Agents pursuant to Sections 4 and 5 of the Distribution Agreement and letters from the counsel referred to in Section 5 of the Distribution Agreement and the Company’s prior independent auditors that audited the Company’s financial statements for the fiscal year ended September 30, 2018 and the Company’s current independent auditors, in each case, entitling you to rely on their respective opinions and comfort letters delivered pursuant to the Distribution Agreement (to the extent such opinions and comfort letters do not, by their terms permit you as an Additional Agent to rely on them).

By your signature below, you confirm that such documents are to your satisfaction. For purposes of Schedule I of the Distribution Agreement, you confirm that your notice details are as set forth immediately beneath your signature.

C-1
063071.0000011 EMF_US 71486645v9

Each of the parties to this letter agrees to perform its respective duties and obligations specifically provided to be performed by each of the parties in accordance with the terms and provisions of the Distribution Agreement and the Administrative Procedures, as amended or supplemented hereby.

Notwithstanding anything in the Distribution Agreement to the contrary, except as otherwise provided in a Terms Agreement with respect to a particular offering of Notes, the obligations of each of the Existing Agent and the Additional Agent(s) under Section 8 of the
Distribution Agreement are several and not joint, and in no case shall any Existing Agent or Additional Agent (except as may be provided in any agreement among them) be responsible under Section 8(d) of the Distribution Agreement to contribute any amount in excess of the commissions received by such Existing Agent or Additional Agent from the offering of the Notes.

This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York. This Agreement may be executed in one or more counterparts and the executed counterparts taken together shall constitute one and the same agreement.

If the foregoing correctly sets forth the agreement among the parties hereto, please indicate your acceptance hereof in the space provided for that purpose below.

Very truly yours,

Washington Gas Light Company

By:
Name:
Title:

CONFIRMED AND ACCEPTED, as of the date first above written
[Insert name of Additional Agent and information pursuant to Schedule I of the Distribution Agreement]
By: Name: Title:

C-2
063071.0000011 EMF_US 71486645v9